Exhibit 99.01

Green Dot Reports Second Quarter 2019 Results

•	GAAP and non-GAAP total operating revenues of $278 million and $265 million, respectively, up organically 6% and 5%, respectively

•	GAAP net income and GAAP diluted EPS of $35 million and $0.64, respectively

•	Adjusted EBITDA and non-GAAP EPS of $75 million and $0.90, up 18% and 22%, respectively
Pasadena, CA - August 7, 2019 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended June 30, 2019.
For the second quarter of 2019, Green Dot reported total operating revenues of $278.3 million and GAAP net income and GAAP diluted earnings per common share of $34.7 million and $0.64, respectively. Green Dot also reported non-GAAP total operating revenues1 of $265.0 million, and adjusted EBITDA1 and non-GAAP diluted earnings per common share1 of $74.6 million and $0.90, respectively.
Said Green Dot Founder and CEO, Steve Streit, “Despite the competitive challenges that are creating pressure on unit sales in our legacy prepaid product lines and therefore, active accounts, we feel confident that our strategic roadmap can put us back on a healthy growth trajectory in 2020. We believe that Green Dot is well positioned to successfully navigate this latest competitive battle as we have in the past, and that we have a clear opportunity to emerge as the largest and most profitable player in the digital banking space.”
GAAP financial results for the second quarter of 2019 compared to the second quarter of 2018:

•
Total operating revenues on a generally accepted accounting principles (GAAP) basis were $278.3 million for the second quarter of 2019, up from $263.8 million for the second quarter of 2018, representing a year-over-year increase of 6%.

•	GAAP net income was $34.7 million for the second quarter of 2019, up from $29.8 million for the second quarter of 2018, representing a year-over-year increase of 16%.

•	GAAP diluted earnings per common share was $0.64 for the second quarter of 2019, up from $0.55 for the second quarter of 2018, representing a year-over-year increase of 16%.
Non-GAAP financial results for the second quarter of 2019 compared to the second quarter of 2018:1

•	Non-GAAP total operating revenues[1] were $265.0 million for the second quarter of 2019, up from $252.9 million for the second quarter of 2018, representing a year-over-year increase of 5%.

•
Adjusted EBITDA[1] was $74.6 million, or 28.2% of non-GAAP total operating revenues[1] for the second quarter of 2019, up from $63.0 million, or 24.9% of non-GAAP total operating revenues[1] for the second quarter of 2018, representing a year-over-year increase of 18%.

•	Non-GAAP net income[1] was $48.4 million for the second quarter of 2019, up from $40.1 million for the second quarter of 2018, representing a year-over-year increase of 21%.

•	Non-GAAP diluted earnings per share[1] was $0.90 for the second quarter of 2019, up from $0.74 for the second quarter of 2018, representing a year-over-year increase of 22%.

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows the Company's quarterly key business metrics for each of the last six calendar quarters. Please refer to the Company’s latest Annual Report on Form 10-K for a description of the key business metrics.

	2019		2018
	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Gross dollar volume	$10,019	$12,977	$9,809	$9,088	$9,413	$11,719
Number of active accounts at quarter end	5.66	6.05	5.34	5.43	5.86	6.01
Purchase volume	$6,470	$8,200	$6,276	$5,918	$6,325	$7,470
Number of cash transfers	11.25	10.98	10.91	10.68	10.56	10.10
Number of tax refunds processed	2.52	9.39	0.07	0.10	2.79	8.75
Said Mark Shifke, Green Dot’s Chief Financial Officer, “On a year-over-year basis, we experienced an accelerated loss of unit sales in our prepaid product lines, resulting in lower active accounts from both non-reloading customers and cash reloading customers. We expect the trend of lower active accounts to continue into Q3, before starting to moderate in Q4. We believe the launch of our new branded products and certain BaaS programs that are expected to ramp over time will lead us back to active account and associated revenue growth in 2020. Based on the lower number of active accounts at the end of Q2, our expectations for prepaid unit sales through the end of the year, and that our new product launched only one week ago, we now believe there is insufficient time remaining in the year for the revenue generated from the issuance of our new product to overcome the loss of revenue resulting from the lower number of active accounts in our legacy prepaid product line. As such, we are readjusting our expectations for the remainder of this year.”
2019 Financial Guidance
New Revenue Presentation
As mentioned previously during Green Dot's quarterly earnings calls, Green Dot has adjusted its presentation of revenue beginning with its report on the results of operations for the first quarter of 2019 to better reflect its successful evolution into a diverse technology-focused bank holding company that generates its revenue through a unique “Products and Platform” operating model.
Beginning with the first quarter in 2019, Green Dot has presented net interest income generated at Green Dot Bank from the investment of customer deposits as a component of GAAP total operating revenues, whereas previously that item was reported below operating income and consolidated along with net interest income generated outside the bank. Net interest income at Green Dot Bank has become an increasingly important revenue component as Green Dot Bank's ability to invest its growing customer balances and generate interest income is one of several unique advantages of Green Dot being not just a leading consumer technology company, but also a federally regulated bank. Net interest income generated outside of Green Dot Bank will continue to be reported below the line as it is currently. Prior year results have been reclassified to conform to current year presentation.
Also since the first quarter of 2019, Green Dot has presented a new non-GAAP revenue figure that reduces our GAAP total operating revenue by commissions and certain processing-related costs associated with certain “Banking as a Service,” or “BaaS," partner programs, where the partner and not Green Dot controls customer acquisition. Green Dot believes that a net revenue presentation better reflects the relevant amount of revenue Green Dot generates in respect of these types of BaaS platform programs.

2
For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Accordingly, Green Dot's outlook for non-GAAP revenues and adjusted EBITDA reflect this new presentation.
Updated Outlook
Green Dot has provided its updated outlook for 2019. Green Dot’s updated outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Total Non-GAAP Operating Revenues2

•
Green Dot now expects its full year non-GAAP total operating revenues[2] to be between $1.060 billion and $1.080 billion, representing 5% year-over-year increase at the mid-point, versus its previous guidance of $1.114 billion to $1.134 billion.

•	For Q3, Green Dot expects non-GAAP total operating revenues[2] to be between $225 million and $230 million.
Adjusted EBITDA2

•
Green Dot now expects its full year adjusted EBITDA[2] to be between $240 million and $244 million, representing a 12% year-over-year decline at the mid-point, versus its previous guidance of $255 million to $261 million.

•
For Q3, Green Dot expects adjusted EBITDA[2] to be between $12 million and $14 million. This guidance includes a majority of the $60 million incremental marketing and technology investments we allocated during the second half of 2019.

Non-GAAP EPS2

•	Green Dot now expects its full year non-GAAP EPS[2] to be between $2.71 and $2.77, representing a 17% year-over-year decline at the mid-point, versus its previous guidance range of $2.82 to $2.91.

•	For Q3, Green Dot expects non-GAAP EPS[2] to be approximately $0.02.
The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$240.0	$244.0
Depreciation and amortization*	(50.0)	(50.0)
Net interest expense **	(0.5)	(0.5)
Non-GAAP pre-tax income	$189.5	$193.5
Tax impact***	(43.6)	(44.5)
Non-GAAP net income	$145.9	$149.0
Diluted weighted-average shares issued and outstanding	53.8	53.8
Non-GAAP diluted earnings per share	$2.71	$2.77

*	Excludes the impact of amortization of acquired intangible assets
**	Excludes the impact of amortization of deferred financing costs
***	Assumes a non-GAAP effective tax rate of 23.0% for full year.

2
For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss second quarter 2019 financial results today at 5:00 p.m. ET. Hosting the call will be Steve Streit, Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671; and entering the conference ID 10133374. The replay of the webcast will be available until Wednesday, August 14, 2019. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance and returns on investment contained under "Updated Outlook" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 7, 2019, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude, among other things, non-operating net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain other acquisition related adjustments; employee stock-based compensation and related employer payroll taxes; change in the fair value of contingent consideration; impairment charges; extraordinary severance expenses; realized gains or losses on the sale of investment securities; commissions and certain processing-related costs associated with BaaS products and services where the Company does not control customer acquisition, other charges and income; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. It also includes full-year 2019 guidance for non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, [NYSE:GDOT], is a financial technology leader and bank holding company with a mission to power the banking industry’s branchless future. Enabled by proprietary technology and Green Dot’s wholly-owned commercial bank charter, Green Dot’s “Banking as a Service” platform is used by a growing list of America’s most prominent consumer and technology companies to design and deploy their own bespoke banking solutions to their customers and partners, while Green Dot uses that same integrated technology and banking platform to design and deploy its own leading collection of banking and financial services products directly to consumers through one of the largest retail banking distribution platforms in America. Green Dot products are marketed under brand names such as Green Dot, GoBank, MoneyPak, AccountNow, RushCard and RapidPay, and can be acquired through more than 100,000 retailers nationwide, thousands of corporate paycard partners, several “direct-2-consumer” branded websites, thousands of tax return preparation offices and accounting firms, thousands of neighborhood check cashing locations and both of the leading app stores. Green Dot Corporation is headquartered in Pasadena, California, with additional facilities throughout the United States and in Shanghai, China.

Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,096,498	$1,094,728
Restricted cash	4,117	490
Investment securities available-for-sale, at fair value	20,017	19,960
Settlement assets	334,788	153,992
Accounts receivable, net	28,199	40,942
Prepaid expenses and other assets	49,548	57,070
Income tax receivable	—	8,772
Total current assets	1,533,167	1,375,954
Investment securities available-for-sale, at fair value	223,968	181,223
Loans to bank customers, net of allowance for loan losses of $970 and $1,144 as of June 30, 2019 and December 31, 2018, respectively	21,403	21,363
Prepaid expenses and other assets	7,034	8,125
Property and equipment, net	131,710	120,269
Operating lease right-of-use assets	31,251	—
Deferred expenses	7,567	21,201
Net deferred tax assets	10,984	7,867
Goodwill and intangible assets	534,964	551,116
Total assets	$2,502,048	$2,287,118
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,015	$38,631
Deposits	1,171,676	1,005,485
Obligations to customers	169,139	58,370
Settlement obligations	27,509	5,788
Amounts due to card issuing banks for overdrawn accounts	542	1,681
Other accrued liabilities	82,293	134,000
Operating lease liabilities	7,990	—
Deferred revenue	16,072	34,607
Note payable	—	58,705
Income tax payable	12,247	67
Total current liabilities	1,522,483	1,337,334
Other accrued liabilities	15,411	30,927
Operating lease liabilities	29,445	—
Net deferred tax liabilities	12,796	9,045
Total liabilities	1,580,135	1,377,306

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of June 30, 2019 and December 31, 2018; 51,809 and 52,917 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	52	53
Additional paid-in capital	291,958	380,753
Retained earnings	627,878	529,143
Accumulated other comprehensive income (loss)	2,025	(137)
Total stockholders’ equity	921,913	909,812
Total liabilities and stockholders’ equity	$2,502,048	$2,287,118

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$121,613	$120,783	$251,190	$250,843
Processing and settlement service revenues	67,073	60,618	174,652	160,858
Interchange revenues	81,334	76,948	173,875	161,646
Interest income, net	8,306	5,443	19,123	10,787
Total operating revenues	278,326	263,792	618,840	584,134
Operating expenses:
Sales and marketing expenses	87,432	82,478	186,133	174,446
Compensation and benefits expenses	48,298	54,478	109,773	108,985
Processing expenses	49,222	46,363	100,854	94,788
Other general and administrative expenses	49,411	47,849	96,732	91,567
Total operating expenses	234,363	231,168	493,492	469,786
Operating income	43,963	32,624	125,348	114,348
Interest expense, net	165	1,280	1,636	2,540
Income before income taxes	43,798	31,344	123,712	111,808
Income tax expense	9,106	1,517	24,977	11,950
Net income	$34,692	$29,827	$98,735	$99,858

Basic earnings per common share:	$0.66	$0.57	$1.87	$1.93
Diluted earnings per common share:	$0.64	$0.55	$1.82	$1.84
Basic weighted-average common shares issued and outstanding:	52,588	52,105	52,818	51,774
Diluted weighted-average common shares issued and outstanding:	53,811	54,390	54,154	54,301

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2019	2018
	(In thousands)
Operating activities
Net income	$98,735	$99,858
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	23,003	18,216
Amortization of intangible assets	16,349	16,411
Provision for uncollectible overdrawn accounts	45,445	41,817
Employee stock-based compensation	23,242	20,602
Amortization of (discount) premium on available-for-sale investment securities	(224)	704
Amortization of deferred financing costs	1,124	797
Impairment of capitalized software	104	175
Changes in operating assets and liabilities:
Accounts receivable, net	(32,702)	(31,380)
Prepaid expenses and other assets	8,051	5,278
Deferred expenses	13,634	12,443
Accounts payable and other accrued liabilities	(31,207)	(16,383)
Deferred revenue	(18,799)	(9,992)
Income tax receivable/payable	20,929	7,460
Other, net	(616)	1,684
Net cash provided by operating activities	167,068	167,690

Investing activities
Purchases of available-for-sale investment securities	(90,216)	(79,026)
Proceeds from maturities of available-for-sale securities	50,354	29,283
Proceeds from sales of available-for-sale securities	101	11,028
Payments for acquisition of property and equipment	(37,746)	(27,376)
Net increase in loans	(1,296)	(4,292)
Net cash used in investing activities	(78,803)	(70,383)

Financing activities
Repayments of borrowings from notes payable	(60,000)	(11,250)
Proceeds from exercise of options	4,836	16,440
Taxes paid related to net share settlement of equity awards	(16,874)	(24,376)
Net increase in deposits	140,110	45,887
Net decrease in obligations to customers	(48,306)	(12,715)
Contingent consideration payments	(2,634)	(2,694)
Repurchase of Class A common stock	(100,000)	—
Net cash (used in) provided by financing activities	(82,868)	11,292

Net increase in unrestricted cash, cash equivalents and restricted cash	5,397	108,599
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,095,218	1,010,095
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,100,615	$1,118,694

Cash paid for interest	$1,604	$2,345
Cash paid for income taxes	$3,702	$4,285

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,096,498	$1,117,937
Restricted cash	4,117	757
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,100,615	$1,118,694

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended June 30, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$216,032	$70,040	$(7,746)	$278,326
Operating expenses	165,574	45,867	22,922	234,363
Operating income	$50,458	$24,173	$(30,668)	$43,963

	Three Months Ended June 30, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$209,686	$61,928	$(7,822)	$263,792
Operating expenses	166,025	42,572	22,571	231,168
Operating income	$43,661	$19,356	$(30,393)	$32,624

	Six Months Ended June 30, 2019
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$455,665	$180,689	$(17,514)	$618,840
Operating expenses	342,361	100,382	50,749	493,492
Operating income	$113,304	$80,307	$(68,263)	$125,348

	Six Months Ended June 30, 2018
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$437,310	$163,940	$(17,116)	$584,134
Operating expenses	335,735	93,023	41,028	469,786
Operating income	$101,575	$70,917	$(58,144)	$114,348

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's deposit account programs, such as prepaid cards, debit cards, consumer and small business checking accounts, secured credit cards, payroll debit cards and gift cards. These deposit account programs are marketed under several of the Company's leading consumer brand names and under the brand names of the Company's Banking as a Service, or "BaaS," partners. The Processing and Settlement Services segment consists of revenues and expenses derived from the Company's products and services that specialize in facilitating the movement of cash on behalf of consumers and businesses, such as consumer cash processing services, wage disbursements and tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)
Total operating revenues	$278,326	$263,792	$618,840	$584,134
Net revenue adjustments (8)	(13,351)	(10,864)	(28,148)	(23,996)
Non-GAAP total operating revenues	$264,975	$252,928	$590,692	$560,138

Reconciliation of Reportable Segment Revenues to Non-GAAP Reportable Segment Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)
Account Services
Operating revenues	$216,032	$209,686	$455,665	$437,310
Net revenue adjustments (8)	(9,717)	(7,017)	(21,142)	(16,442)
Non-GAAP operating revenues	$206,315	$202,669	$434,523	$420,868

Processing and Settlement Services
Operating revenues	$70,040	$61,928	$180,689	$163,940
Net revenue adjustments (8)	(3,634)	(3,847)	(7,006)	(7,554)
Non-GAAP operating revenues	$66,406	$58,081	$173,683	$156,386

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands, except per share data)
Net income	$34,692	$29,827	$98,735	$99,858
Employee stock-based compensation and related employer payroll taxes (3)	8,830	11,960	24,413	22,446
Amortization of acquired intangible assets (4)	8,175	8,175	16,349	16,411
Amortization of deferred financing costs (5)	128	399	1,124	797
Impairment charges (5)	4	175	104	175
Extraordinary severance expenses (6)	1,534	790	4,390	896
Other expense (income) (5)	99	—	(34)	—
Income tax effect (7)	(5,110)	(11,254)	(14,187)	(24,627)
Non-GAAP net income	$48,352	$40,072	$130,894	$115,956
Diluted earnings per common share
GAAP	$0.64	$0.55	$1.82	$1.84
Non-GAAP	$0.90	$0.74	$2.42	$2.14

Diluted weighted-average common shares issued and outstanding	53,811	54,390	54,154	54,301

GREEN DOT CORPORATION
Supplemental Detail on Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)
Class A common stock outstanding as of June 30:	51,809	52,390	51,809	52,390
Weighting adjustment	779	(285)	1,009	(616)
Dilutive potential shares:
Stock options	131	343	150	441
Service based restricted stock units	456	1,236	586	1,296
Performance-based restricted stock units	630	705	592	789
Employee stock purchase plan	6	1	8	1
Diluted weighted-average common shares issued and outstanding	53,811	54,390	54,154	54,301

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands)
Net income	$34,692	$29,827	$98,735	$99,858
Interest expense, net (2)	165	1,280	1,636	2,540
Income tax expense	9,106	1,517	24,977	11,950
Depreciation and amortization of property, equipment and internal-use software (2)	12,121	9,294	23,003	18,216
Employee stock-based compensation and related employer payroll taxes (2)(3)	8,830	11,960	24,413	22,446
Amortization of acquired intangible assets (2)(4)	8,175	8,175	16,349	16,411
Impairment charges (2)(5)	4	175	104	175
Extraordinary severance expenses (2)(6)	1,534	790	4,390	896
Adjusted EBITDA	$74,627	$63,018	$193,607	$172,492

Non-GAAP total operating revenues	$264,975	$252,928	$590,692	$560,138
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	28.2%	24.9%	32.8%	30.8%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Q3 2019		FY 2019
	Range		Range
	Low	High	Low	High
	(In millions)
Total operating revenues	$236	$241	$1,113	$1,133
Net revenue adjustments (8)	(11)	(11)	(53)	(53)
Non-GAAP total operating revenues	$225	$230	$1,060	$1,080

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	Q3 2019		FY 2019
	Range		Range
	Low	High	Low	High
	(In millions)
Net income (loss)	$(18.5)	$(16.9)	$76.2	$79.4
Adjustments (9)	30.5	30.9	163.8	164.6
Adjusted EBITDA	$12.0	$14.0	$240.0	$244.0

Non-GAAP total operating revenues	$230.0	$225.0	$1,080	$1,060
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	5.2%	6.2%	22.2%	23.0%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Non-GAAP Net Income (1)
(Unaudited)

		FY 2019
		Range
	Q3 2019	Low	High
	(In millions, except per share data)
Net income (loss)	$(16.9)	$76.2	$79.4
Adjustments (9)	17.8	69.7	69.6
Non-GAAP net income	$0.9	$145.9	$149.0
Diluted earnings (loss) per share
GAAP	$(0.32)	$1.42	$1.48
Non-GAAP	$0.02	$2.71	$2.77

Diluted weighted-average shares issued and outstanding	52.9	53.8	53.8

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as the Company does. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses and related employer payroll taxes of approximately $8.8 million and $12.0 million for the three months ended June 30, 2019 and 2018, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies;

▪	to establish metrics for variable compensation; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
The Company does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(3)
This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units) and related employer payroll taxes. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. The Company also believes that it is not useful to investors to understand the impact of employee stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in the Company's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which the Company has limited to no control. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(4)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on the Company's consolidated statements of operations, as applicable for the periods presented.

(5)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in its non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to internal-use software, realized gains or losses on the sale of investment securities, legal settlement expenses and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs and realized gains and losses on the sale of investment securities, which are included as a component of interest income/expense, are included within other general and administrative expenses on the Company's consolidated statements of operations.

(6)
During the three and six months ended June 30, 2019, the Company recorded charges of $1.5 million and $4.4 million, respectively, for severance costs related to extraordinary personnel reductions. Although severance expenses are an ordinary part of its operations, the magnitude and scale of this ongoing reduction in workforce for redundancies is not expected to be repeated. This expense is included as a component of compensation and benefits expenses on the Company's consolidated statements of operations.

(7)
Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the GAAP IRC §162(m) limitation that applies to performance-based restricted stock units expense as of June 30, 2019.

(8)	Represents commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition.

(9)
These amounts represent estimated adjustments for non-operating net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, contingent consideration, impairment charges, severance costs related to extraordinary personnel reductions, and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).